Exhibit 99.1

Xometry Reports Third Quarter 2023 Results

•
Q3 revenue increased 15% year-over-year driven by strong marketplace growth of 22% year-over-year and 10% quarter-over-quarter. Supplier services revenue decreased 16% year-over-year primarily due to the $2 million year-over-year impact from the discontinuation of the sale of tools and materials.
•
Q3 gross profit increased 13% year-over-year driven by 25% growth in marketplace gross profit. Q3 marketplace gross margin increased 70 basis points year-over-year to 31.1%.
•
Q3 Adjusted EBITDA loss of $4.2 million, a $4.4 million quarter-over-quarter improvement driven by higher revenue, gross profit, operating efficiencies and further expense savings.
•
Expect Q4 revenue growth of 28%-32% year-over-year to $126-$130 million. Expect accelerating marketplace growth in the 40% range year-over-year driven by strong Active Buyer and order growth.
•
Expanding marketplace functionality including recent Xometry Teamspace software launch and new partnership with Google Cloud. Leveraging Vertex AI, Xometry will accelerate the deployment of its instant-quoting capabilities to encompass the broadest and most comprehensive set of manufacturing technologies.

NORTH BETHESDA, MD., November 9, 2023 /Globe Newswire/-- Xometry, Inc. (NASDAQ:XMTR), the global AI-powered marketplace connecting enterprise buyers with suppliers of manufacturing services, today reported financial results for the third quarter ended September 30, 2023.

“In Q3 2023, we had record financial results including our highest revenue and gross profit in Xometry history. Xometry delivered strong 22% marketplace revenue growth year-over-year and significantly improved operating leverage, reducing Q3 Adjusted EBITDA loss by 51% quarter-over-quarter, well ahead of expectations,” said Randy Altschuler, Xometry’s CEO. “Driven by AI, the underpinnings of marketplace growth are robust with over 40% Active Buyer and order growth in Q3. We are improving operating leverage across the business, including increased marketing efficiency with record additions in net Active Buyers. Xometry continues to expand marketplace functionality including the recent integration of Teamspace, furthering our enterprise sales solutions and increasing our organic buyer growth. We are excited to announce our new Google Cloud AI partnership, which will accelerate instant quoting into many new categories on our platform. We expect to continue to rapidly gain market share and accelerate marketplace revenue growth in Q4.”

Third Quarter 2023 Financial Highlights

•
Total revenue for the third quarter 2023 was $119 million, an increase of 15% year-over-year.
•
Marketplace revenue for the third quarter of 2023 was $102 million, an increase of 22% year-over-year.
•
Supplier services revenue for the third quarter of 2023 was $16.5 million, a decrease of 16% year-over-year driven primarily by the exit of the tools and materials business which reduced revenue by $2 million year-over-year.
•
Total gross profit for the third quarter 2023 was $46.2 million, an increase of 13% year-over-year.
•
Marketplace Active Buyers increased 43% from 36,789 as of September 30, 2022 to 52,467 as of September 30, 2023 with a record addition of 4,173 new Active Buyers.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 26% from 974 as of September 30, 2022, to 1,223 as of September 30, 2023.
•
Marketplace Percentage of Revenue from Existing Accounts was 96%.

•
Active Paying Suppliers decreased 2% from 7,557 as of September 30, 2022 to 7,415 as of September 30, 2023. Excluding the exited tools and materials business, Active Paying Suppliers increased 4% year-over-year from 7,092 as of September 30, 2022 to 7,337 as of September 30, 2023.
•
Net loss attributable to common stockholders was $12.0 million for the quarter, a decrease of $3.0 million year-over-year. Net loss for Q3 2023 included $5.7 million of stock-based compensation and $2.5 million of depreciation and amortization expense.
•
Adjusted EBITDA was negative $4.2 million for the quarter, reflecting an improvement of $2.3 million year-over-year.
•
Cash, cash equivalents and marketable securities were $276.8 million as of September 30, 2023.

Third Quarter 2023 Business Highlights

•
Announced a partnership with Google Cloud to help accelerate new auto-quote methods and models within Xometry’s AI-powered Instant Quoting Engine. Using Vertex AI, Xometry will accelerate the deployment of its instant-quoting to encompass the broadest and most comprehensive set of manufacturing technologies. The Vertex AI platform will enable us to get to market faster with new offerings in entirely new categories, allowing us to become more indispensable to our customers and to our suppliers globally.
•
Launched Xometry Teamspace in October after a successful beta test with several large customers in Q3. Teamspace is a cloud-based collaboration tool that lets employees at the same company manage projects within Xometry’s AI-powered platform. An important addition to Xometry’s online marketplace, Teamspace helps streamline order management, increase efficiency and drive data-based decision-making. Since the launch, over 300 teams have been created.
•
Added “Build America, Buy America” as a recognized certification on the Thomasnet.com manufacturing sourcing platform of more than 500,000 suppliers throughout North America. The new category on Thomasnet.com makes it easy for enterprise buyers to identify manufacturers that are compliant with the BABA initiative, a significant component of the bipartisan Infrastructure Investment and Jobs Act.
•
Added two additional self-serve profile options for the more than 500,000 suppliers on Thomasnet.com. “Thomas Verified” and “Thomas Verified + Video” offer manufacturers enhanced visibility and targeting to prospects from preferred industries, as well as custom video options.
•
Added AS9100 Certified to the Instant Quote Engine for our aerospace and defense buyers in October. AS9100 is a certification defining the design and manufacturing standard for aerospace and defense products including parts, components, and assemblies. This is particularly relevant for customers doing production work including flight parts.
•
Expanded International offerings including Portuguese language capability and new automated inspection reports in Europe. Buyers now can conveniently pick from multiple report options on the Xometry Europe marketplace including First Article Inspection Report (Fair) and Measurement Report. Xometry Asia added Fused Deposition Modeling (“FDM”) auto-quoting capabilities.

Financial Summary

(In thousands, except per share amounts)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(unaudited)			(unaudited)
Consolidated
Revenue	$118,927	$103,571	15%	$335,261	$282,857	19%
Gross profit	46,249	40,901	13%	129,174	111,536	16%
Net loss attributable to common stockholders	(12,023)	(15,037)	20%	(56,921)	(51,602)	(10)%
EPS, basic and diluted, of Class A and Class B common stock	(0.25)	(0.32)	22%	(1.19)	(1.10)	(8)%
Adjusted EBITDA(1)	(4,215)	(6,490)	35%	(24,640)	(27,516)	10%
Non-GAAP net loss(1)	(2,562)	(5,394)	53%	(18,955)	(26,368)	28%
Non-GAAP EPS, basic and diluted(1), of Class A and Class B common stock	(0.05)	(0.11)	55%	(0.40)	(0.56)	29%

Marketplace
Revenue	$102,473	$84,060	22%	$282,664	$224,073	26%
Cost of revenue	70,578	58,479	(21)%	196,240	158,712	(24)%
Gross Profit	$31,895	$25,581	25%	$86,424	$65,361	32%
Gross Margin	31.1%	30.4%	0.7%	30.6%	29.2%	1.4%

Supplier services
Revenue	$16,454	$19,511	(16)%	$52,597	$58,784	(11)%
Cost of revenue	2,100	4,191	50%	9,847	12,609	22%
Gross Profit	$14,354	$15,320	(6)%	$42,750	$46,175	(7)%
Gross Margin	87.2%	78.5%	8.7%	81.3%	78.6%	2.7%
(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of September 30,
	2023	2022	% Change

Active Buyers(3)	52,467	36,789	43%
Percentage of Revenue from Existing Accounts(3)	96%	96%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	1,223	974	26%
Active Paying Suppliers(3)(4)	7,415	7,557	(2)%

(2)
These key operating metrics are for Marketplace and Supplier Services. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers, Accounts with Last Twelve-Months Spend of at Least $50,000, and Active Paying Suppliers are as of September 30, 2023 and 2022, and Percentage of Revenue from Existing Accounts is presented for the quarters ended September 30, 2023 and 2022.
(4)
Excluding the impact of the exit of the supplies business, Active Paying Suppliers increased 4% year-over-year from 7,092 as of September 30, 2022 to 7,337 as of September 30, 2023.

Financial Guidance and Outlook:

	Q4 2023
	(in millions)
	Low	High
Revenue	$126	$130
Adjusted EBITDA	$(2)	$0

Xometry’s fourth quarter 2023 financial outlook is based on a number of assumptions that are subject to change and many of which are outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Xometry’s stock price. Xometry expects the variability of the above charges to have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net loss and non-GAAP Earnings Per Share, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies.

Supplier service revenue: includes the sales of advertising on Thomasnet, marketing services, supplies, financial service products and other fintech products.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or supplies. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product or buy tools or supplies.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of At Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of At Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Active Paying Suppliers: The Company defines Active Paying Suppliers as individuals or businesses who have purchased one or more of our supplier services, including digital marketing services, data services, financial services or supplies on our platforms during the last twelve months.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net loss, adjusted for interest expense, interest and dividend income and other expenses, income tax provision (benefit), and certain other non-cash or non-recurring items impacting net loss from time to time, principally comprised of depreciation and amortization, amortization of lease intangible, stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, lease abandonment, restructuring charges, costs to exit the supplies business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP net loss: The Company defines non-GAAP net loss as net loss adjusted for depreciation and amortization, stock-based compensation expense, amortization of lease intangible, amortization of deferred costs on convertible notes, loss on marketable securities, loss on sale of property and equipment, charitable contributions of common stock, impairment of assets, lease abandonment and termination costs, restructuring charges, costs to exit the supplies business and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net loss divided by weighted average number of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating Adjusted EBITDA, non-GAAP net loss and non-GAAP EPS, basic and diluted provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ:XMTR) AI-powered marketplace, popular Thomasnet industrial sourcing platform and suite of cloud-based services are rapidly digitizing the $2.4 trillion manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and makes it easy for buyers to access global manufacturing capacity and create locally resilient supply chains. The Xometry Instant Quoting Engine® leverages millions of pieces of data to analyze complex parts quickly and effectively in real-time, match buyers with the right suppliers globally and provide accurate pricing and lead times. Through its extensible marketplace, Xometry continuously scales its offerings, delivering an ever-expanding menu of manufacturing capabilities. Learn more at www.xometry.com or follow @xometry.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on November 9, 2023. In addition to issuing a press release, the Company will post an earnings presentation to its investor website at investors.xometry.com.

Xometry, Inc. Third Quarter 2023 Earnings Presentation and Conference Call

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8:30 a.m. Eastern / 5:30 a.m. Pacific on Thursday, November 9, 2023
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To register please use the following link: https://register.vevent.com/register/BI1d244cfd8ee84a47a1618245cd6518fb
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You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the fourth quarter 2023, our expectation regarding our operating leverage and path to Adjusted EBITDA profitability in the fourth quarter of 2023, our potential for growth, and demand for our marketplaces in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as the current inflationary environment and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the period ended December 31, 2022, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Matthew Hutchison Corporate Communications for Xometry 415-583-2119 matthew.hutchison@xometry.com

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

	September 30,	December 31,
	2023	2022

Assets
Current assets:
Cash and cash equivalents	$44,373	$65,662
Marketable securities	232,400	253,770
Accounts receivable, less allowance for credit losses of $2.1 million and $2.0 million as of September 30, 2023 and December 31, 2022	63,974	49,188
Inventory	1,309	1,571
Prepaid expenses	4,898	7,591
Other current assets	10,309	12,273
Total current assets	357,263	390,055
Property and equipment, net	25,689	19,079
Operating lease right-of-use assets	13,337	25,923
Investment in unconsolidated joint venture	4,205	4,068
Intangible assets, net	36,678	39,351
Goodwill	262,898	258,036
Other assets	459	413
Total assets	$700,529	$736,925
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,326	$12,437
Accrued expenses	35,113	33,430
Contract liabilities	9,659	8,509
Income taxes payable	2,956	3,956
Operating lease liabilities, current portion	6,736	5,471
Total current liabilities	67,790	63,803
Convertible notes	281,305	279,909
Operating lease liabilities, net of current portion	12,675	16,940
Deferred income taxes	363	429
Other liabilities	1,499	1,011
Total liabilities	363,632	362,092
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Class A Common stock, $0.000001 par value. Authorized; 750,000,000 shares; 45,346,289 shares and 44,822,264 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Class B Common stock, $0.000001 par value. Authorized; 5,000,000 shares; 2,676,154 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	641,607	623,081
Accumulated other comprehensive income	442	28
Accumulated deficit	(306,287)	(249,366)
Total stockholders’ equity	335,762	373,743
Noncontrolling interest	1,135	1,090
Total equity	336,897	374,833
Total liabilities and stockholders’ equity	$700,529	$736,925

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenue	$118,927	$103,571	$335,261	$282,857
Cost of revenue	72,678	62,670	206,087	171,321
Gross profit	46,249	40,901	129,174	111,536
Sales and marketing	23,210	21,416	68,315	58,846
Operations and support	12,622	11,620	39,450	36,158
Product development	8,523	7,613	25,570	22,698
General and administrative	14,940	15,126	56,479	43,143
Impairment of assets	151	325	397	444
Total operating expenses	59,446	56,100	190,211	161,289
Loss from operations	(13,197)	(15,199)	(61,037)	(49,753)
Other income (expenses)
Interest expense	(1,205)	(1,194)	(3,596)	(3,172)
Interest and dividend income	2,994	1,344	8,648	1,914
Other expenses	(597)	(289)	(1,156)	(1,733)
Income from unconsolidated joint venture	134	297	437	600
Total other income (expenses)	1,326	158	4,333	(2,391)
Loss before income taxes	(11,871)	(15,041)	(56,704)	(52,144)
(Provision) benefit for income taxes	(139)	-	(208)	559
Net loss	(12,010)	(15,041)	(56,912)	(51,585)
Net income (loss) attributable to noncontrolling interest	13	(4)	9	17
Net loss attributable to common stockholders	$(12,023)	$(15,037)	$(56,921)	$(51,602)
Net loss per share, basic and diluted, of Class A and Class B common stock	$(0.25)	$(0.32)	$(1.19)	$(1.10)
Weighted-average number of shares outstanding used to compute net loss per share, basic and diluted, of Class A and Class B common stock	47,989,277	47,303,090	47,852,671	47,057,521

Comprehensive loss:
Foreign currency translation	$91	$(559)	$450	$(573)
Total other comprehensive income (loss)	91	(559)	450	(573)
Net loss	(12,010)	(15,041)	(56,912)	(51,585)
Comprehensive loss	(11,919)	(15,600)	(56,462)	(52,158)
Comprehensive income attributable to noncontrolling interest	21	14	45	85
Total comprehensive loss attributable to common stockholders	$(11,940)	$(15,614)	$(56,507)	$(52,243)

Xometry, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:	(unaudited)
Net loss	$(56,912)	$(51,585)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,939	5,716
Impairment of assets	397	444
Reduction in carrying amount of right-of-use asset	13,257	5,351
Stock based compensation	16,222	14,048
Revaluation of contingent consideration	305	434
Income from unconsolidated joint venture	(137)	(100)
Donation of common stock	696	2,272
Unrealized loss on marketable securities	—	1,659
Non-cash income tax benefit	—	(559)
Loss on sale of property and equipment	92	71
Inventory write-off	223	—
Amortization of deferred costs on convertible notes	1,396	1,250
Deferred taxes benefit	(66)	(2)
Changes in other assets and liabilities:
Accounts receivable, net	(14,873)	(19,032)
Inventory	(17)	(3,680)
Prepaid expenses	2,335	(1,784)
Other assets	1,395	(3,922)
Accounts payable	640	(240)
Accrued expenses	1,032	5,591
Contract liabilities	1,178	2,777
Lease liabilities	(3,845)	(4,219)
Income taxes payable	160	—
Net cash used in operating activities	(28,583)	(45,510)
Cash flows from investing activities:
Purchases of marketable securities	(8,630)	(281,897)
Proceeds from sale of marketable securities	30,000	4
Purchases of property and equipment	(12,063)	(9,608)
Proceeds from sale of property and equipment	223	165
Cash paid for business combination, net of cash acquired	(3,349)	—
Net cash provided by (used in) investing activities	6,181	(291,336)
Cash flows from financing activities:
Proceeds from stock options exercised	1,428	3,317
Proceeds from issuance of convertible notes	—	287,500
Costs incurred in connection with issuance of convertible notes	—	(9,309)
Payments on finance lease obligations	—	(2)
Net cash provided by financing activities	1,428	281,506
Effect of foreign currency translation on cash and cash equivalents	(315)	(425)
Net decrease in cash and cash equivalents	(21,289)	(55,765)
Cash and cash equivalents at beginning of the year	65,662	86,262
Cash and cash equivalents at end of the period	$44,373	$30,497
Supplemental cash flow information:
Cash paid for interest	$2,875	$1,414
Non-cash investing and financing activities:
Non-cash consideration in connection with business combination	1,593	—

Xometry, Inc. and Subsidiaries

Unaudited Reconciliations of Non-GAAP Financial Measures

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted EBITDA:
Net loss	$(12,010)	$(15,041)	$(56,912)	$(51,585)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(1,192)	139	(3,896)	2,991
Depreciation and amortization(1)	2,478	1,909	7,939	5,716
Amortization of lease intangible	180	333	770	999
Provision (benefit) for income taxes	139	—	208	(559)
Stock-based compensation(2)	5,730	5,113	16,222	14,048
Lease abandonment(3)	—	—	8,706	—
Acquisition and other(4)	117	42	343	(1,242)
Charitable contribution of common stock	326	987	696	2,272
Income from unconsolidated joint venture	(134)	(297)	(437)	(600)
Impairment of assets	151	325	397	444
Restructuring charge(5)	—	—	738	—
Costs to exit the supplies business	—	—	586	—
Adjusted EBITDA	$(4,215)	$(6,490)	$(24,640)	$(27,516)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Non-GAAP Net Loss:
Net loss	$(12,010)	$(15,041)	$(56,912)	$(51,585)
Add (deduct):
Depreciation and amortization(1)	2,478	1,909	7,939	5,716
Stock-based compensation(2)	5,730	5,113	16,222	14,048
Amortization of lease intangible	180	333	770	999
Amortization of deferred costs on convertible notes	466	469	1,396	1,250
Loss on marketable securities	—	469	—	1,659
Acquisition and other(4)	117	42	343	(1,242)
Loss on sale of property and equipment	—	—	92	71
Charitable contribution of common stock	326	987	696	2,272
Lease abandonment and termination(3)	—	—	8,778	—
Impairment of assets	151	325	397	444
Restructuring charge(5)	—	—	738	—
Costs to exit the supplies business	—	—	586	—
Non-GAAP Net Loss	$(2,562)	$(5,394)	$(18,955)	$(26,368)
Weighted-average number of shares outstanding used to compute Non-GAAP Net Loss per share, basic and diluted, of Class A and Class B common stock	47,989,277	47,303,090	47,852,671	47,057,521

EPS, basic and diluted, of Class A and Class B common stock	$(0.25)	$(0.32)	$(1.19)	$(1.10)
Non-GAAP EPS, basic and diluted, of Class A and Class B common stock	$(0.05)	$(0.11)	$(0.40)	$(0.56)

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
Amount is recorded in general and administrative and/or other expenses.
(4)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration and transaction costs.
(5)
Costs associated with the May 2023 reduction in workforce.

Xometry, Inc. and Subsidiaries

Unaudited Segment Results

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Segment Revenue:
U.S.	$103,379	$94,829	$292,715	$258,553
International	15,548	8,742	42,546	24,304
Total revenue	$118,927	$103,571	$335,261	$282,857

Segment Net Loss:
U.S.	$(7,893)	$(10,732)	$(43,742)	$(36,977)
International	(4,130)	(4,305)	(13,179)	(14,625)
Total net loss attributable to common stockholders	$(12,023)	$(15,037)	$(56,921)	$(51,602)

Xometry, Inc. and Subsidiaries

Unaudited Supplemental Information

(In thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Summary of Stock-based Compensation Expense
Sales and marketing	$1,216	$1,135	$3,453	$3,071
Operations and support	1,955	1,715	5,690	4,879
Product development	1,424	1,097	3,890	3,119
General and administrative	1,135	1,166	3,189	2,979
Total stock-based compensation expense	$5,730	$5,113	$16,222	$14,048

Summary of Depreciation and Amortization Expense
Cost of revenue	$38	$41	$120	$99
Sales and marketing	796	776	2,380	2,326
Operations and support	52	15	142	43
Product development	1,294	839	3,998	2,437
General and administrative	298	238	1,299	811
Total depreciation and amortization expense	$2,478	$1,909	$7,939	$5,716

Restructuring Charge
Sales and marketing	$-	$-	$224	$-
Operations and support	-	-	230	-
Product development	-	-	117	-
General and administrative	-	-	167	-
Total restructuring charge	$-	$-	$738	$-